UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 6, 2006
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               REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
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             (Exact name of registrant as specified in its charter)


        Delaware                 0-16561                  16-1275925
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(State of organization)  (Commission File No.) (IRS Employer Identification No.)


2350 North Forest Road, Suite 35B, Getzville, New York 14068
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(Address of principal executive offices)

(716) 636-0280
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(Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


{    }  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

{    }  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

{    }  Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

{    }  Pre-commencement communications pursuant to Rule 13e-4 (c) under the
        Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets
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The Partnership owns a 99.99% interest in Realmark - Commercial, LLC. On
December 6, 2006, the Realmark - Commercial, LLC sold two out of three buildings at the office park known as Commercial Park West, which is located in Durham, North Carolina. The total sales price of the property amounted to $5,617,000, less closing costs and related expenses of $211,775, a mortgage defeasance fee of $552,658 and a repayment of the mortgage note plus accrued interest in the amount of $5,651,044. The Partnership received an advance from an affiliate in the amount of $790,000 to payoff the remaining mortgage and closing costs, for total net proceeds related to the sale after the advance from the affiliate of $(8,477). The gain on the sale of the property recognized on Realmark - Commercial, LLC's books, net of the closing and related costs amounted to $612,701. The advance made from an affiliate, Realmark - Research, LLC, is expected to be repaid plus interest at 8% once the Partnership obtains mortgage financing on the sole remaining property held for sale. The investment in Realmark - Commercial, LLC was being carried on the Partnership's books at $903,055 at September 30, 2006. The net book value of the remaining property held for sale on Realmark - Commercial, LLC's books amounted to $1,614,876 at September 30, 2006.

                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Realmark Property Investors Limited Partnership - V
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                     (Registrant)


/s/ Joseph M. Jayson                                         December 15, 2006
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Joseph M. Jayson, Individual General Partner                       (Date)